AMENDMENT NO. 11
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement between The AAL Mutual Funds and AAL Capital Management Corporation (f/k/a AAL Advisors, Inc.), effective November 28, 1990, is hereby amended, effective November 1, 1998, as follows:

1. Schedule A attached to the Investment Advisory Agreement is amended effective November 1, 1998. An amended Schedule A, November 1, 1998, is attached hereto.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective Officers effective as of November 1, 1998.


ATTEST:                                           THE AAL MUTUAL FUNDS



By: /s/ Robert G. Same                        By: /s/ Ronald G. Anderson
    -------------------------------               ------------------------------
   Robert G. Same, Secretary                      Ronald G. Anderson, President


ATTEST:                                           AAL CAPITAL MANAGEMENT
                                                  CORPORATION


By: /s/ Robert G. Same                        By: /s/ Ronald G. Anderson
    -------------------------------               ------------------------------
    Robert G. Same, Assistant Secretary           Ronald G. Anderson, President




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                                    EXHIBIT A
                                       TO
               THE AAL MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT
                             Dated November 28, 1990

1.   The AAL Capital Growth Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $500 million of average daily net assets, 0.575 of 1% on the next $500 million of average daily net assets, and 0.50 of 1% of average daily net assets over $1 billion.

2.   The AAL Bond Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

3.   The AAL Municipal Bond Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily assets.

4.   The AAL Money Market Fund (effective date December 21, 1990)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% on the first $500 million of average daily net assets and 0.45 of 1% of average daily net assets over $500 million.

5. The AAL U.S. Government Zero Coupon Target Fund, Series 2001 (effective November 13, 1991)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% of average daily net assets.

6. The AAL U.S. Government Zero Coupon Target Fund, Series 2006 (effective November 13, 1991)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% of average daily net assets.

7.   The AAL Mid Cap Stock Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets and 0.65 of 1% of average daily net assets over $200 million.

8.   The AAL Equity Income Fund (f/k/a Utilities Fund)  (effective  September 1,
     1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

9.   The AAL International Fund (effective November 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $50 million of average daily net assets and .60 of 1% of average daily net assets over $50 million.

10.  The AAL Small Cap Stock Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets and 0.65 of 1% of average daily net assets over $200 million.

11.  The AAL High Yield Bond Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

12.  The AAL Balanced Fund (effective September 1, 1998)

The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.